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                                                                     EXHIBIT 5.1

                        OPINION OF PEABODY & ARNOLD LLP

                                                       September 18, 2001

Storage Computer Corporation
11 Riverside Street
Nashua, New Hampshire 03062

      Re: Registration Statement on Form S-8

Ladies and Gentlemen:

     In connection with the registration of 98,930 shares of Common Stock, par value $.001 per share (the "Common Shares") of Storage Computer Corporation (the "Company") with the Securities and Exchange Commission on a Registration Statement on Form S-8 (the "Registration Statement"), relating to the 2000 Stock Option Plan of the Company's wholly-owned subsidiary, Cyberstorage Systems Corporation, we have examined such documents, records and matters of law as we have considered relevant. Based upon such examination, it is our opinion that the Common Shares being registered, when issued and paid for, will be legally issued, fully paid, and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement and the prospectus forming a part of the Registration Statement.

                                          Very truly yours,

                                          /s/ Peabody & Arnold LLP

                                          PEABODY & ARNOLD LLP